Exhibit 10.29

THIRD AMENDMENT AGREEMENT (hereinafter, the “Third Agreement”) dated September 22, 2022, entered into by and between:

(1) Genaro Levinson Marcovich (“GLM”), Hana Krinitzky Melamed (“HKM”), Dan Levinson Krinitzky (“DLK”), Roberto Joab Levinson Krinitzky (“RLK”) and Joseph Levinson Krinitzky (“JLK”, and together with GLM, HKM, DLK and RLK, the “Sellers” and each, a “Seller”), as sellers;

(2) Grupo Salud Auna México, S.A. de C.V. (“Auna México” or the “Buyer”) and Jesús Antonio Zamora León (together with Auna México, the “Buyers”), as buyers; and

(3) Hospital y Clínica OCA, S.A. de C.V. (“Hospital y Clínica OCA”), DRJ Inmuebles, S.A. de C.V. (“DRJ Inmuebles”), Inmuebles JRD 2000, S.A. de C.V. (“Inmuebles JRD 2000”) and Tovleja HG, S.A. de C.V. (“Tovleja HG”, and together with Hospital y Clínica OCA, DRJ Inmuebles e Inmuebles JRD 2000, the “Companies”).

The Buyers, the Sellers and the Companies shall jointly be referred to as the “Parties”, and each individually as a “Party”.

BACKGROUND

I. On February 21, 2022, the Parties entered into a contract for sale of shares by virtue of which, among other things, the Sellers, as applicable, agreed to sell the shares representing 100% (one hundred percent) of the outstanding share capital of the Companies and, in turn, the Buyers agreed to acquire from the Sellers all such Shares (hereinafter, the “Original Contract of Sale”).

II. On June 30, 2022, the Parties entered into an agreement amending the Original Contract of Sale, by virtue of which the parties agreed, among other things, to modify (i) the Closing Date provided for in Section 4.04 and (ii) modify the Deadline provided for in subsection (c) of Clause 5.03 of the Original Contract of Sale (hereinafter, the “First Amendment Agreement”).

III. On August 24, 2022, the Parties entered into a second agreement amending the Original Contract of Sale, by virtue of which the parties agreed, among other things, (i) to grant a deposit by the Buyer in favor of the Sellers to be applied to the Estimated Purchase Price on the Closing Date in lieu of the Letter of Credit, (ii) to modify the Closing Date provided for in Section 4.04 and (iii) to modify the Deadline provided for in subsection (c) of Clause 5.03 of the Original Contract of Sale (hereinafter, the “Second Amendment Agreement” and the Second Amendment Agreement together with the First Amendment Agreement and the Original Contract of Sale, the “Contract of Sale”).

IV. The Parties wish to enter into this Third Agreement in order to modify the Contract of Sale in the terms described below.

STATEMENTS

I.	The Parties mutually acknowledge the capacity with which they appear to enter into this Third Agreement.

II.	It is the will of the Parties to enter into this Third Agreement and be bound by the terms thereof.

III.

Each of the Parties assumes and declares the terms of their respective statements, made in accordance with the Contract of Sale (amended in accordance with this Third Agreement), which are held to be incorporated by reference to this instrument and are confirmed and ratified by each of said parties in their entirety.

By virtue of the foregoing Statements, it is the will of the Parties to enter into this Third Agreement for which purpose they grant, by mutual agreement, the following:

CLAUSES

CLAUSE I. Definitions. Capitalized terms used in this Third Agreement shall have the same meaning attributed to them in the Contract of Sale (amended in accordance with this Third Agreement), unless otherwise defined in this Third Agreement.

CLAUSE II. Amendments to the Contract of Sale.

2.01 The Parties hereby agree to (i) delete the terms (a) “Collateral Agent”, (b) “Guarantee Agreement”, (c) “Guarantee Agreement Account”, and (d) “Guarantee Resources”, defined in Section 1.01 of the Contract of Sale, as well as any reference to such terms contained in the Contract of Sale, and (ii) add the definition “Representative of the Sellers” in the following terms:

“Representative of the Sellers” means Mr. Genaro Levinson Marcovich.”

2.02 The Parties hereby agree to amend subsection (b) of Section 4.01 of the Contract of Sale to read as follows:

“(b) The Estimated Purchase Price shall be paid by the Buyers to each of the Sellers in immediately available funds, in the bank accounts of the Sellers and in the proportion indicated in Annex B of this Contract and in accordance with the following:

(1)

on the Closing Date, the amount equal to the Estimated Purchase Price (the “First Payment”), less the amount of USD 27,000,000.00 (twenty-seven million dollars, legal tender of the United States of America) (the “Second Payment”);

(2)

on the date that is 450 (four hundred fifty) calendar days after the Closing Date (the “Second Payment Date”), the Second Payment plus Ordinary Interest (as such term is defined in subsection (3) below). In the event that on the Second Payment Date there is a claim pending resolution under the terms of Article Eight of this Agreement and until any and all claims pending resolution under the terms of said Article Eight are finally resolved and therefore there is no claim pending resolution, the Sellers agree and irrevocably authorize the Buyers to withhold from the Second Payment only an amount equivalent (to the extent the Second Payment reaches) to the sum of all amounts subject matter of the claim. The amount not withheld in the event that the claims are for an amount less than the Second Payment plus the Ordinary Interest will be delivered to the Representative of the Sellers on the Date of the Second Payment. Amounts that continue to be withheld after the Second Payment Date will be subject to the provisions of subsection (3) below. As a result of the foregoing, the Parties agree that in the event of any compensation of amounts in terms of the provisions of this Clause and Article Eight, the payment of the Cause for Indemnification will be considered as a Final Purchase Price adjustment.”

(3)

Auna Mexico will sign and deliver on the Closing Date a promissory note endorsed by Auna, S.A.A. and Hospital y Clínica Oca as an Affiliate of the Buyers as of the Closing Date, in favor of the Representative of the Sellers for the amount equivalent to the Second Payment. The Second Payment will accrue interest at an annual fixed rate equivalent to the United States of America Treasury Bills (T-Bills) at 28 days (the “Ordinary Interest”). The promissory note shall be returned to the Buyers against payment of the Second Payment on the Second Payment Date. In the event that on the Second Payment Date the Buyers do not pay the Second Payment, the Buyers undertake to pay default interest on the amount due and unpaid from the Second Payment Date until its full payment, at an annual fixed rate equivalent to 10% (the “Default Interest”). Default Interest shall also apply to any amount withheld by the Buyers in the event that the terms of Article Eight and 9.04 determine that the Buyers were not entitled to withhold or compensate any amount whatsoever. In this case, Default Interest will be calculated from the Second Payment Date.

(4)

All interest in accordance with the preceding paragraphs and the promissory note shall be calculated on the basis of a year of 360 (three hundred sixty) calendar days, for the number of calendar days actually elapsed, including the first and last one of the days of the corresponding term, but excluding the day of the payment in question.

(5)

The Buyers represent and warrant to the Sellers that there is no contract, agreement or any other type of agreement that limits, restricts or in any other way prevents the Buyers or their Affiliates from making the Second Payment under the terms of this Contract and they undertake not to assume any obligation, directly or indirectly, that creates a restriction or limitation to make said Second Payment.”

2.03 The Parties hereby agree to amend subsection (i) of Section 4.03 of the Contract of Sale to read as follows:

“Section 4.03 Estimated Purchase Price Adjustment.

[…]

(i) In the event that the Final Adjustment Determination establishes that the Final Purchase Price is greater than the Estimated Purchase Price, the Buyers shall pay the Representative of the Sellers an amount equivalent to the difference within 10 (ten) Business Days following the Final Adjustment Determination in funds immediately available in the Representative of the Sellers’ bank account. In the event that the Final Adjustment Determination establishes that the Final Purchase Price is less than the Estimated Purchase Price, the Sellers shall pay the Buyers an amount equal to the difference. In this case, such difference will be compensated by the Buyers of the Second Payment.

2.04 The Parties hereby agree to delete (a) subsection (vi) of Section 4.05, subsection (a), and (b) modify subsection (iii) and delete subsection (iv) of Section 4.05, subsection (b) of the Contract of Sale:

“Section 4.05(a)

[…]

(vi) deliver to the Buyers a copy signed by the Sellers of the Guarantee Agreement;”

“Section 4.05(b)

[…]

(iii) deliver to the Sellers the promissory note referred to in Section 4.01(b)(3).”

(iv) deliver a certificate issued by the Collateral Agent proving receipt of the Collateral Resources in the Guarantee Agreement Account.”

2.05 The Parties hereby agree to amend subsection (b) of Section 8.01 of the Contract of Sale, in its entirety, to read as follows:

“(b) Indemnification by the Buyers. Subject to the limitations and terms set forth below, the Buyers (the “Buyers Indemnifying Person” and, together with the Sellers Indemnifying Persons, the “Indemnifying Persons”) shall be liable, for:

(i) any lack of truthfulness of any statement made by the Buyers contained in this Contract;

(ii) any breach of any obligation of the Buyers contained in this Contract; and

(iii) any breach, claim or liability of any nature initiated by Banco Santander México, S.A., Institución de Banca Múltiple Grupo Financiero Santander México, as Administrative Agent against the Sellers Indemnified Persons (as such term is defined later in this Section), including the Companies before the Closing Date, derived from, or related to, the Credit & Guaranty Agreement that the Buyers or their Affiliates sign with Banco Santander México, S.A., Institución de Banca Múltiple Grupo Financiero Santander México, as Administrative Agent, including the request for disposal that is submitted by any of the Companies under said contract before the Closing Date.

Any of the events described in subsection (b) subparagraphs (i) to (iii) above shall be considered a “Cause for Indemnification of the Buyers”.

The Buyers Indemnifying Person undertakes to indemnify the Sellers and their respective board members, officials, trustee, representatives and employees (each, a “Sellers Indemnified Person” and, jointly with the Buyers Indemnified Persons, the “Indemnified Persons”) from and against any Loss suffered or incurred by any such Sellers Indemnified Persons, directly related to any Cause for Indemnification of the Buyers. For the purposes of Section 8.03, the Parties agree that the Minimum Quantity and the Minimum Amount (as such terms are defined in Section 8.03), as well as the maximum amount of liabilities and limits to the obligations to indemnify shall not apply, and the Buyers Indemnifying Persons shall be liable for any amount of Losses, when the Cause for Indemnification of the Buyers is that provided for in sub-paragraph (iii) of this Section 8.01(b).”

2.06 The Parties hereby agree to delete subsection (b) of Section 8.06 of the Contract of Sale:

“[…]

(b) Notwithstanding the foregoing, the Parties agree that in the event of not receiving the cash payment by the Sellers, the Indemnified Persons shall be entitled to demand the release of the Collateral Resources in terms of the provisions of Section 8.07 and the Guarantee Agreement.”

2.07 The Parties hereby agree to amend Section 8.08 of the Contract of Sale in its entirety to read as follows:

“8.08 Compensation.

(a) In the event that the Sellers Indemnifying Persons do not make the payment on the date indicated and in terms of the provisions of Section 8.06, the Sellers hereby irrevocably accept and agree and authorize the Buyers to compensate in terms of the provisions of Articles 2185 and 2186 and other applicable articles of the Civil Code for Mexico City and its correlative articles of the Federal Civil Code, against any payment obligation, of any nature, maintained by any Buyer in favor of the Sellers, including payment of the Second Payment pursuant to Section 2.02 of this Contract, any amount owed to any Buyers Indemnified Person under the terms of this Contract, with any Buyer being expressly empowered by the Sellers to deduct the corresponding amounts from the payment of said debt, for which, the Sellers hereby expressly and irrevocably waive any exception or benefit that they may bring in terms of the Applicable Law and accept that the compensation is made in the terms agreed herein. In the event that the amounts subject to compensation are insufficient to pay the adjustment obligations provided for above, the Sellers Indemnifying Persons shall be obliged, jointly and severally, to make the payment of any amount in accordance with the provisions of Section 8.01(b) above.”

CLAUSE III. Ratification of the Terms of the Contract of Sale. The Parties agree and confirm that the only modifications to the Contract of Sale are those set forth in this Third Agreement and hereby confirm and ratify all the terms and conditions of the Contract of Sale, which continues to be in full force and effect, and that as modified by this Third Agreement represents the final and entire agreement of the Parties hereto.

Furthermore, the Parties agree that any reference to the “Contract of Sale” refers to the Contract of Sale amended in accordance with this Third Agreement.

CLAUSE IV. No Novation. The execution of this Third Agreement does not constitute novation, payment, prepayment, fulfillment or termination of any of the obligations of the Parties under the Contract of Sale (amended in accordance with this Third Agreement), including its annexes, appendices and modifications.

CLAUSE V. Headings. The headings and subheadings contained in this Third Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provision of this Third Agreement.

CLAUSE VI. Notifications. All notices and other communications that must be delivered in accordance with this Third Agreement shall be delivered to each party to this Third Agreement in accordance with the provisions of Section 9.01 of the Contract of Sale (amended in accordance with this Third Agreement).

CLAUSE VII. Illegality of Provisions. In the event that any provision of this Third Agreement is deemed illegal, invalid or unenforceable in accordance with any present or future Applicable Law, or if the rights or obligations of any of the Parties under this Third Agreement are significantly or adversely affected by it: (a) such provision shall be completely deleted, (b) this Third Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision would have never been part of it, and (c) the remaining provisions of this Third Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by deletion thereof.

CLAUSE VIII. Applicable Law; Arbitration.

8.01 This Agreement shall be governed by and construed in accordance with the laws applicable in Mexico.

8.02 The Parties agree and acknowledge that, to resolve any Dispute arising out of or related to this Third Agreement, they are subject to the provisions set forth in Section 9.04 of the Contract of Sale.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties sign this Third Agreement on the date indicated in the introduction.

THE SELLERS

Genaro Levinson Marcovich

/s/ Genaro Levinson Marcovich

Hana Krinitzky Melamed,

/s/ Hana Krinitzky Melamed

Dan Levinson Kinitzky,

/s/ Dan Levinson Kinitzky

Roberto Joab Levinson Krinitzky

/s/ Roberto Joab Levinson Krinitzky

Joseph Levinson Krinitzky

/s/ Joseph Levinson Krinitzky

[Signature sheet of the Third Amendment Agreement to the Contract for Sale of Shares entered into, on the one hand, by Genaro Levinson Marcovich, Hana Krinitzky Melamed, Dan Levinson Krinitzky, Roberto Joab Levinson Krinitzky and Joseph Levinson Krinitzky, as sellers, on the other hand Grupo Salud Auna México, S.A., de C.V., as buyer, and Hospital y Clínica OCA, S.A. de. C.V., DRJ Inmuebles, S.A. de C.V., Inmuebles JRD 2000, S.A. de C.V. and Tovleja HG, S.A. de C.V.]

RM-340087v6 21/Sep.2022

THE BUYER

Grupo Salud Auna México, S.A. de C.V.

By:	/s/ Jesus Antonio Zamora León
Name: Jesus Antonio Zamora León
Position: Legal Representative

By:	/s/ Jesus Antonio Zamora León
Name: Jesus Antonio Zamora León
In his own right

[Signature sheet of the Third Amendment Agreement to the Contract for Sale of Shares entered into, on the one hand, by Genaro Levinson Marcovich, Hana Krinitzky Melamed, Dan Levinson Krinitzky, Roberto Joab Levinson Krinitzky and Joseph Levinson Krinitzky, as sellers, on the other hand Grupo Salud Auna México, S.A. de C.V., as buyer, and Hospital y Clínica OCA, S.A. de C.V., DRJ Inmuebles, S.A. de C.V., Inmuebles JRD 2000, S.A. de C.V. and Tovleja HG., S.A. de C.V.]

THE COMPANIES

Hospital y Clínica OCA, S.A. de C.V.

By:	/s/ Genaro Levinson Marcovich
Name: Genaro Levinson Marcovich
Position: Legal Representative

DRJ Inmuebles, S.A. de C.V.

By:	/s/ Genaro Levinson Marcovich
Name: Genaro Levinson Marcovich
Position: Legal Representative

Inmuebles JRD 2000, S.A. de C.V.

By:	/s/ Genaro Levinson Marcovich
Name: Genaro Levinson Marcovich
Position: Legal Representative

Tovleja HG, S.A. de C.V.

By:	/s/ Genaro Levinson Marcovich
Name: Genaro Levinson Marcovich
Position: Legal Representative

[Signature sheet of the Third Amendment Agreement to the Contract for Sale of Shares entered into, on the one hand, by Genaro Levinson Marcovich, Hana Krinitzky Melamed, Dan Levinson Krinitzky, Roberto Joab Levinson Krinitzky and Joseph Levinson Krinitzky, as sellers, on the other hand Grupo Salud Auna México, S.A. de C.V., as buyer, and Hospital y Clínica OCA, S.A. de C.V., DRJ Inmuebles, S.A. de C.V., Inmuebles JRD 2000, S.A. de C.V. and Tovleja HG., S.A. de C.V.]